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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               EPICEPT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                                   52-1841431
(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification no.)
           270 Sylvan Avenue
          Englewood Cliffs, NJ                              07632
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [X]

               Securities Act registration statement file number
                     to which this form relates: 333-121938

   Securities to be registered pursuant to Section 12(b) of the Act: None.

        Title of Each Class               Name of Each Exchange on Which
        to be so Registered               Each Class is to be Registered
        -------------------               ------------------------------


      Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.0001
                         -------------------------------
                                 Title of Class


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in Registrant's prospectus, which constitutes a part of Registrant's Registration Statement on Form S-1 (File No. 333-121938), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2. EXHIBITS

      The following exhibits to this Registration Statement have been filed as exhibits to Registrant's Registration Statement on Form S-1 (File No. 333-121938), as amended ("Form S-1"), filed under the Securities Act of 1933, as amended, and are hereby incorporated herein by reference.

EXHIBIT
NUMBER                                   DESCRIPTION
------                                   -----------
1.1            Form of Underwriting Agreement

3.1            Amended and Restated Certificate of Incorporation of the
               Registrant.

3.2 Form of Certificate of Incorporation of the Registrant to be in effect after the closing of the offering made under this Registration Statement.

3.3            Second Amended and Restated Bylaws of the Registrant.

3.4 Form of Bylaws of the Registrant to be in effect after the closing of the offering made under this Registration Statement.

4.1            Specimen Common Stock Certificate.

4.2            First Amendment to the Amended and Restated Registration Rights
               Agreement, dated as of December 28, 2000, among the Series A
               Investors, the Series B Investors, the Series C Investors, the
               Founders and the Registrant.

4.3            Form of Third Amended and Restated Convertible Term Note.

4.4            Form of Third Amended and Restated Stock Purchase Warrant.

4.5 Warrant for the purchase of Series C Convertible Preferred Stock, dated November 30, 2000, issued by EpiCept Corporation to Private
               Equity US Direct Finance.

4.6 Warrant for the purchase of Series B Convertible Preferred Stock, dated August 14, 2000, issued by EpiCept Corporation to Alpinvest
               International B.V.

4.7 Warrant for the purchase of Series B Convertible Preferred Stock, dated August 9, 2000, issued by EpiCept Corporation to TVM Techno
               Ventures Enterprises No. III Limited Partnership.

5.1            Opinion of Weil, Gotshal & Manges LLP.

10.1 Form of Indemnification Agreement between Registrant and each of its directors and executive officers.

10.2           1995 Stock Option Plan.

10.3           2004 Equity Incentive Plan.

10.4           2004 Employee Stock Purchase Plan.

10.5           Employment Agreement, dated as of October 28, 2004, between the
               Registrant and John V. Talley.

10.6           Employment Agreement, dated as of October 28, 2004, between the
               Registrant and Robert Cook.

10.7(1)        License Agreement, dated as of July 23, 2003, between Adolor
               Corporation and the Registrant.


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
EXHIBIT
NUMBER                                   DESCRIPTION
------                                   -----------
10.8           Amendment No. 1 to License Agreement, dated as of October 21,
               2004, between Adolor Corporation and the Registrant.

10.9(1)        License Agreement, dated as of December 18, 2003, between Endo
               Pharmaceuticals Inc. and the Registrant.

10.10(1)       Royalty Agreement, dated as of July 16, 2003, between the
               Registrant and R. Douglas Cassel, M.D.

10.11(1)       Sublicense Agreement, dated as of August 27, 1999, between
               Epitome Pharmaceuticals Limited and American Pharmed Labs, Inc.

10.12          Lease Agreement between Connecticut General Life Insurance
               Company, as Landlord, and American Pharmed Labs, Inc., as Tenant, dated July 31, 1997.

10.13          Cooperation Agreement between APL American Pharmed Labs, Inc. and
               Technologie-Beteiligungs-Gesellschaft mbH, dated August 1997.

10.14          Investment Agreement between Pharmed Labs GmbH and
               Technologie-Beteiligungs-Gesellschaft mbH, dated August 1997.

10.15          Investment Agreement among Pharmed Labs GmbH, American Pharmed
               Labs, Inc. and Technologie-Beteiligungs-Gesellschaft mbH, dated
               February 17, 1998.

10.16 Letter Agreement, dated March 31, 1998, between Pharmed Labs GmbH and IKB Nachrangkapital GmbH.

10.17          Limited Guaranty, dated April 27, 1998, by American Pharmed Labs,
               Inc. for the benefit of IKB Nachrangkapital GmbH.

10.18 Note Purchase Agreement (the "Note Purchase Agreement"), dated as of March 3, 2005, by and among EpiCept Corporation and the Purchasers named on the signature pages thereto.

10.19          Form of Note issued pursuant to the Note Purchase Agreement.

10.20          Form of Warrant issued pursuant to the Note Purchase Agreement.

10.21 Second Amended and Restated Registration Rights Agreement, dated as of March 4, 2005, among the Series A Investors, the Series B
               Investors, the Series C Investors, the Founders, the New Warrant
               Holders and the Registrant.

11.1           Statement Regarding Computation of Per Share Earnings
               (incorporated by reference to the Notes to Consolidated Financial
               Statements included in Part 1 of the Registrant's Registration
               Statement (File No. 333-121938)).

16.1           Letter Regarding Change in Certifying Accountant.

21.1           List of Subsidiaries.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1           Power of Attorney.

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(1)   Pursuant to a request for confidential treatment, portions of the exhibit have been redacted from the publicly filed document and have been furnished separately to the SEC as required by Rule 406 under the Securities Act.


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 2, 2005

                               EPICEPT CORPORATION

                               By:  /s/ Robert W. Cook
                                   ----------------------------------------
                                     Name:  Robert W. Cook
                                     Title: Chief Financial Officer


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